Exhibit 21

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary. Unless otherwise noted, all subsidiaries are 100% owned (directly or indirectly) by Consolidated Communications Holdings, Inc.

Name	State of Incorporation
BE Mobile Communications, Incorporated	Pennsylvania
Bentleyville Communications Corporation	Pennsylvania
Berkshire Cable Corp.	New York
Berkshire Cellular, Inc.	New York
Berkshire New York Access, Inc.	New York
Berkshire Telephone Corporation	New York
C&E Communications, Ltd.	New York
Chautauqua & Erie Communications, Inc.	New York
Chautauqua and Erie Telephone Corporation	New York
China Telephone Company	Maine
Communications of Comerco Company	Washington
Community Service Telephone Co.	Maine
Consolidated Communications Enterprise Services, Inc.	Delaware
Consolidated Communications Finance III Co.	Delaware
Consolidated Communications of California Company	California
Consolidated Communications of Central Illinois Company	Illinois
Consolidated Communications of Colorado Company	Delaware
Consolidated Communications of Florida Company	Florida
Consolidated Communications of Fort Bend Company	Texas
Consolidated Communications of Illinois Company	Illinois
Consolidated Communications of Kansas Company	Kansas
Consolidated Communications of Minnesota Company	Minnesota
Consolidated Communications of Missouri Company	Missouri
Consolidated Communications of Northern New England Company, LLC	Delaware
Consolidated Communications of Ohio Company, LLC	Delaware
Consolidated Communications of Oklahoma Company	Oklahoma
Consolidated Communications of Pennsylvania Company, LLC	Delaware
Consolidated Communications of Texas Company	Texas
Consolidated Communications of Washington Company, LLC	Delaware
Consolidated Communications, Inc.	Illinois
FairPoint Business Services LLC	Delaware
FairPoint Vermont, Inc.	Delaware
Germantown Long Distance Company	Ohio
Maine Telephone Company	Maine
Marianna and Scenery Hill Telephone Company	Pennsylvania
Marianna Tel, Inc.	Pennsylvania
Northland Telephone Company of Maine, Inc.	Maine
Orwell Communications, Inc.	Ohio
Quality One Technologies, Inc.	Ohio
Sidney Telephone Company	Maine
St. Joe Communications, Inc.	Florida
Standish Telephone Company	Maine
Taconic Technology Corp.	New York
Taconic Telcom Corp.	New York

Taconic Telephone Corp.	New York
Telephone Operating Company of Vermont LLC	Delaware
The Columbus Grove Telephone Company	Ohio
The Germantown Independent Telephone Company	Ohio
The Orwell Telephone Company	Ohio